UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant ☒                    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

First Foundation Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On March 8, 2023, a spokesperson for First Foundation Inc. (the “Company”), was quoted in an article by Law 360. Such quote is excerpted here.

“In a statement released late Wednesday, a First Foundation spokesperson said the company believes the suit lacks merit and the company will fight it.

‘As a publicly traded company in a highly regulated industry, we must adhere to our formal and long-established bylaws regarding the nomination of candidates to the board of directors,’ the company said. ‘As the facts demonstrate, and we have repeatedly stated, Driver has failed to follow these bylaws. We believe all shareholders must be held to the same fair standard, and will not sacrifice that fairness for any reason.’”

On March 8, 2023, a spokesperson for the Company, was quoted in an article by Bloomberg Law. Such quote is excerpted here.

“A spokesperson for First Foundation called the allegations baseless Wednesday in a statement to Bloomberg Law, pledging to fight the lawsuit.

‘As a publicly traded company in a highly regulated industry, we must adhere to our formal and long-established bylaws regarding the nomination of candidates to the board,’ the statement said. ‘Driver has failed to follow these bylaws. We believe all shareholders must be held to the same fair standard, and will not sacrifice that fairness for any reason.’”

The Company hereby provides the foregoing information on a voluntary basis.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with its upcoming 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). The Company intends to file a definitive proxy statement and a BLUE universal proxy card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2022 Annual Meeting of Stockholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at www.ff-inc.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2022. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2023 Annual Meeting. Stockholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at www.ff-inc.com.

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